SPECIAL PERFORMANCE-BASED
RESTRICTED SHARE UNIT AGREEMENT
FOR JOSH WEINSTEIN UNDER THE
CARNIVAL CORPORATION 2020 STOCK PLAN

THIS SPECIAL PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), shall apply to the grant of performance-based Restricted Stock Units made to Josh Weinstein (“Executive”) of Carnival Corporation, a corporation organized under the laws of the Republic of Panama, (the “Company”) on August 22, 2022 (the “Date of Grant”) under the Carnival Corporation 2020 Stock Plan (the “Plan”).
WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units may be granted in respect of Shares; and
WHEREAS, the Company desires to grant to Executive restricted stock units pursuant to the terms of this Agreement and the Plan; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to grant the performance-based restricted stock units provided for herein to the Executive subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.    Grant of Restricted Stock Units.
(a)    Grant. The Company hereby grants to Executive as of the Date of Grant, 500,000 (the “Target Amount”) special performance-based restricted stock units (the “Special PBS RSUs”), on the terms and conditions set forth in this Agreement and the Plan. Each Special PBS RSU represents the right to receive payment in respect of one Share as of the Settlement Date (as defined below), to the extent the Executive is vested in such Special PBS RSUs as of the Settlement Date, subject to the terms of this Agreement and the Plan. The Special PBS RSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 3 hereof (the “Restrictions”). The Restrictions shall lapse and the Special PBS RSUs shall vest and become nonforfeitable in accordance with Section 2 and Section 3 hereof.
(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Executive and his legal representative in respect of any questions arising under the Plan or this Agreement. In the event there is any inconsistency between the provisions of the Plan and this Agreement, the provisions of the Plan shall govern.
(c)    Acceptance of Agreement. Unless the Executive notifies the Company's Global Human Resources Department in writing to ownership@carnival.com within 10 days after delivery of this Agreement that the Executive does not wish to accept this Agreement, the Executive will be deemed to have accepted this Agreement and will be bound by the terms of this Agreement and the Plan.
2.    Terms and Conditions of Vesting and Settlement.

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(a)    Performance and Service Conditions to Vesting.
(i)    A specified percentage of the Special PBS RSUs shall vest if both (A) the Executive remains in continuous employment or continuous service with the Company or an Affiliate through the Settlement Date (defined in Section 2(b) below), except as provided in Section 3(b), and (B) the Company achieves the Performance Goals set forth on Exhibit A at a level equal to or above the threshold level of performance, also set forth on Exhibit A (the “Performance Goals”). The actual number of Special PBS RSUs that may vest ranges from zero to 200% of the Target Amount, based on the extent to which the Performance Goals are achieved, in accordance with the methodology set out on Exhibit A, subject to a maximum payout cap of 200%. Except as otherwise provided in Section 3(b), in no event shall any Special PBS RSUs vest unless and until (i) at least the threshold Performance Goal is achieved, (ii) the Committee certifies that the Performance Goals have been met and determines the level of attainment of the Performance Goals (the “Certification”), and (iii) the Executive has remained in the continuous employment or continuous service of the Company or an Affiliate through the Settlement Date. If the foregoing vesting requirements are not met, no Special PBS RSUs shall vest and this grant of Special PBS RSUs shall be cancelled in its entirety.
(ii)    At any time following the Date of Grant, the Committee shall make adjustments or modifications to the Performance Goals and the calculation of the Performance Goals as it determines, in its sole discretion, are necessary in order to avoid dilution or enlargement of the intended benefits to be provided to the Executive under this Agreement, to reflect the following events: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (F) acquisitions or divestitures; (G) foreign exchange gains and losses; (H) discontinued operations and nonrecurring charges; (I) a change in the Company’s fiscal year; and/or (J) any other specific, unusual or nonrecurring events.
(b)    Settlement. The obligation to make payments and distributions with respect to Special PBS RSUs shall be satisfied through the issuance of one Share for each vested Special PBS RSU, less applicable withholding taxes (the “settlement”), and the settlement of the Special PBS RSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Except as otherwise provided in Section 3(b), Earned Special PBS RSUs (as defined in Exhibit A) shall vest and be settled as soon as practicable after the end of the Performance Cycle (as defined in Exhibit A) and Certification (the “Settlement Date”), but in no event later than March 15 of the year following the calendar year in which Certification occurs, except as otherwise specified in Section 4(a). Notwithstanding the foregoing, the payment dates set forth in this Section 2(b) have been specified for the purpose of complying with the provisions of Section 409A of the Code (“Section 409A”). To the extent payments are made during the periods permitted under Section 409A (including any applicable periods before or after the specified payment dates set forth in this Section 2(b)), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.
(c)    Dividends and Voting Rights. Subject to the limitation set forth in Exhibit A, each Special PBS RSU subject to this grant shall be credited with dividend equivalents equal to the dividends (including extraordinary dividends if so determined by the Committee) declared and paid to other shareholders of the Company in respect of one Share. Dividend equivalents shall not bear interest. On the Settlement Date, such dividend equivalents in respect of each vested Special PBS RSU shall be settled by delivery to the Executive of a number of Shares equal to the quotient obtained by dividing (i) the aggregate accumulated value of such dividend equivalents by (ii) the Fair Market Value of a Share on the date that is 30 days prior to the Settlement Date or other applicable vesting date set forth in Section 3(b), rounded down to the nearest whole share, less any applicable withholding taxes. No dividend equivalents shall be

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accrued for the benefit of the Executive with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which the Executive has forfeited the Special PBS RSUs. The Executive shall have no voting rights with respect to the Special PBS RSUs or any dividend equivalents.
3.    Termination of Employment or Service with the Company.
(a)    Termination by the Company for Cause. If the Executive's employment or service with the Company or an Affiliate terminates for Cause, then all outstanding Special PBS RSUs shall immediately terminate on the date of termination of employment or service.
(b)    Death or Disability. If the Executive’s employment or service with the Company terminates due to the Executive’s death or is terminated by the Company due to the Executive’s Disability, then the Executive shall be deemed to have vested on the date of termination in the Target Amount of Special PBS RSUs. The vested Special PBS RSUs (and any associated dividend equivalents) shall be settled as soon as practicable after the date of the Executive's termination of employment or service, but in no event later than March 15 of the year following the calendar year in which the Executive's termination date occurs.
(c)    Other Termination. If the Executive’s employment or service with the Company or an Affiliate terminates for any reason other than as otherwise described in the foregoing provisions of this Section 3 (whether due to voluntary termination, Retirement, termination by the Company without Cause, or otherwise), then all outstanding Special PBS RSUs shall immediately terminate on the date of termination of employment or service.
(d)    Released Special PBS RSUs. Following Executive’s termination of employment or service with the Company or an Affiliate for any reason, the Executive (or the Executive's beneficiary, if applicable) must provide for all Shares underlying released Special PBS RSUs (including those issued under this Agreement as well as Shares underlying released Special PBS RSUs issued under any other similar agreement, whether on account of termination or previously released in connection with the vesting terms of such similar agreement) to be liquidated or transferred to a third party broker no later than six months following the later of (i) the Executive's date of termination or (ii) the latest Settlement Date or other applicable vesting or settlement date (whether under this Agreement or a similar agreement) occurring following the Executive's termination. If the Executive (or the Executive's beneficiary, as applicable) fails to liquidate or transfer the Shares prior to the end of the applicable six month period, the Company is hereby authorized and directed by the Executive either, in the Company's discretion: (i) to sell any such remaining Shares on the Executive's (or the Executive's beneficiary's) behalf on the first trading date following the end of such period on which the Company is not prohibited from selling such Shares; or (ii) to transfer such Shares to the Company's stock transfer agent for registration in the Executive's (or the Executive's beneficiary's) name. The Company will not be responsible for any gain or loss or taxes incurred with respect to the Shares underlying the released Special PBS RSUs in connection with such liquidation or transfer.
4.    Share Ownership. The Executive shall not be deemed for any purpose to be the owner of any Shares subject to the Special PBS RSUs and shall not have any rights of a shareholder with respect to the Special PBS RSUs, including, but not limited to, voting or dividend rights, until delivery of the applicable Shares underlying the Special PBS RSUs on the Settlement Date. The Company shall not be required to set aside any fund for the payment of the Special PBS RSUs.
5.    Miscellaneous.
(a)    Compliance with Legal Requirements. The granting and settlement of the Special PBS RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. If the settlement of the Special PBS RSUs would be prohibited by law or the Company’s dealing rules, the settlement shall be delayed until the earliest date on which the settlement would not be so prohibited.

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(b)    Transferability. Unless otherwise provided by the Committee in writing, the Special PBS RSUs shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c)    Tax Withholding. The Executive acknowledges that, regardless of any action taken by the Company or, if different, the Executive's employer (the Employer), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Executive's participation in the Plan and legally applicable to the Executive (Tax-Related Items), is and remains the Executive's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Executive further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Special PBS RSUs, including, but not limited to, the grant, vesting or settlement of the Special PBS RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Special PBS RSUs to reduce or eliminate the Executive's liability for Tax-Related Items or achieve any particular tax result. Further, if the Executive is subject to Tax-Related Items in more than one jurisdiction, the Executive acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Executive agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Executive authorizes the Company or its agent to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Executive's wages or other cash compensation paid to the Executive by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon settlement of the Special PBS RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Executive's behalf pursuant to this authorization without further consent); or (iii) withholding in Shares to be issued upon settlement of the Special PBS RSUs.
Notwithstanding the foregoing, if the Executive is an officer subject to Section 16 of the Exchange Act, the Company will withhold in Shares only upon advance approval by the Committee or the Board.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Executive may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Executive is deemed to have been issued the full number of Shares subject to the vested Grant, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, the Executive agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Executive's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Executive fails to comply with the Executive's obligations in connection with the Tax-Related Items.
(d)    Nature of Grant. In accepting the grant, the Executive acknowledges, understands and agrees that:

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(i)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(ii)    the grant of the Special PBS RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Special PBS RSUs, or benefits in lieu of Special PBS RSUs, even if Special PBS RSUs have been granted in the past;
(iii)    all decisions with respect to future awards or other grants, if any, will be at the sole discretion of the Company;
(iv)    the Executive is voluntarily participating in the Plan;
(v)    the Special PBS RSUs and the Shares subject to the Special PBS RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(vi)    the Special PBS RSUs and the Shares subject to the Special PBS RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(vii)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(viii)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Special PBS RSUs resulting from the termination of the Executive's employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Executive is employed or the terms of the Executive's employment agreement, if any);
(ix)    unless otherwise agreed with the Company, the Special PBS RSUs and the Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Executive may provide as a director of the Company or any member of the Combined Group and its Affiliates;
(x)    unless otherwise provided in the Plan or by the Company in its discretion, the Special PBS RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the Special PBS RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(xi)    if the Executive resides outside the United States or is otherwise subject to the laws of a country outside the United States:
(A)    the Special PBS RSUs and the Shares subject to the Special PBS RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose; and
(B)    neither the Company, the Employer or any member of the Combined Group or its Affiliates shall be liable for any foreign exchange rate fluctuation between the Executive's local currency and the United States Dollar that may affect the value of the Special PBS RSUs or of any amounts due to the Executive pursuant to the settlement of the Special PBS RSUs or the subsequent sale of any Shares acquired upon settlement.

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(e)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Executive's participation in the Plan, or the Executive's acquisition or sale of the underlying Shares. The Executive should consult with the Executive's own personal tax, legal and financial advisors regarding the Executive's participation in the Plan before taking any action related to the Plan.
(f)    Clawback/Forfeiture.
(xii)    Notwithstanding anything to the contrary contained herein, in the event of a material restatement of the Company's issued financial statements, the Committee shall review the facts and circumstances underlying the restatement (including, without limitation any potential wrongdoing by the Executive and whether the restatement was the result of negligence or intentional or gross misconduct) and may in its sole discretion direct the Company to (A) cancel all outstanding Special PBS RSUs and/or (B) recover all or a portion of any income or gain realized on the settlement of the Special PBS RSUs or the subsequent sale of Shares acquired upon settlement of the Special PBS RSUs with respect to any fiscal year in which the Company's financial results are negatively impacted by such restatement. If the Committee directs the Company to recover any such amount from the Executive, then the Executive agrees to and shall be required to repay any such amount to the Company within 30 days after the Company demands repayment. In addition, if the Company is required by law to include an additional “clawback” or “forfeiture” provision to outstanding grants, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or forfeiture provision shall also apply to this Agreement as if it had been included on the Date of Grant and the Company shall promptly notify the Executive of such additional provision. In addition, if a Executive has engaged or is engaged in Detrimental Activity after the Executive's employment or service with the Company or its subsidiaries has ceased, then the Executive, within 30 days after written demand by the Company, shall return any income or gain realized on the settlement of the Special PBS RSUs or the subsequent sale of Shares acquired upon settlement of the Special PBS RSUs.
(xiii)    For purposes of this Agreement, “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Combined Group, (ii) any activity that would be grounds to terminate the Executive's employment or service with the Combined Group for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Combined Group or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Combined Group. For purposes of the preceding sentence the phrase “the Combined Group” shall mean “any member of the Combined Group or any Affiliate”. Notwithstanding the foregoing, nothing in this Agreement prohibits the Executive from voluntarily communicating, without notice to or approval by the Company, with any federal or state government agency about a potential violation of a federal or state law or regulation or to participate in investigations, testify in proceedings regarding the Company's or an Affiliate’s past or future conduct, or engage in any activities protected under whistle blower statutes. Further, pursuant to the Defend Trade Secrets Act of 2016, the Executive shall not be held criminally, or civilly, liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Moreover, the Executive may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Finally, if the Executive files a lawsuit alleging retaliation by the Company or an Affiliate for reporting a suspected violation of the law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret in the court proceeding, if the Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

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(g)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(h)    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Executive, at the Executive's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.
(i)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(j)    No Rights to Continued Employment. Nothing in the Plan or in this Agreement shall be construed as giving the Executive any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever. The rights and obligations of the Executive under the terms and conditions of the Executive's office or employment shall not be affected by this Agreement. The Executive waives all and any rights to compensation and damages in consequence of the termination of the Executive's office or employment with any member of the Combined Group or any of its Affiliates for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise, from the Executive's ceasing to have rights under or the Executive's entitlement to the Special PBS RSUs under this Agreement as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of conflict between the terms of this Section 5(j) and the Executive's terms of employment, this Section will take precedence.
(k)    Beneficiary. In the event of the Executive's death, any Shares that vest pursuant to Section 3(b) of this Agreement will be issued to the legal representative of the Executive’s estate.
(l)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Executive and the beneficiaries, legal representatives, executors, administrators, heirs and successors of the Executive.
(m)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto, except for any changes permitted without consent of the Executive in accordance with the Plan.
(n)    Governing Law; JURY TRIAL WAIVER.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

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(o)    Data Protection. The Employer, the Company and any Affiliate may collect, use, process, transfer or disclose the Executive’s Personal Information for the purpose of implementing, administering and managing the Executive's participation in the Plan, in accordance with the Carnival Corporation & plc Equity Plans Executive Privacy Notice the Executive previously received. (The Executive should contact ownership@carnival.com if he or she would like to receive another copy of this notice.) For example, the Executive’s Personal Information may be directly or indirectly transferred to Equatex AG or any other third party stock plan service provider as may be selected by the Company, and any other third parties assisting the Company with the implementation, administration and management of the Plan.
(p)    Insider Trading/Market Abuse Laws. The Executive may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the United Kingdom, and the Executive’s country, which may affect the Executive’s ability to directly or indirectly, for his- or her- self or a third party, acquire or sell, or attempt to sell, Shares under the Plan during such times as the Executive is considered to have “inside information” regarding the Company (as defined by the laws and regulations in the applicable jurisdiction, including the United States, the United Kingdom, and the Executive’s country), or may affect the trade in Shares or the trade in rights to Shares under the Plan. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Executive placed before the Executive possessed inside information. Furthermore, the Executive could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Local insider trading laws and regulations may be the same or different from any Company insider trading policy. The Executive acknowledges that it is the Executive’s responsibility to be informed of and compliant with such regulations, and the Executive should speak to the Executive’s personal advisor on this matter.
(q)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(r)    Language. The Executive acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient, so as to allow the Executive to understand the terms and conditions of this Agreement. If the Executive has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(s)    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Executive hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
6.    Change in Control. In the event of a Change in Control after the end of the Performance Cycle but prior to the vesting or settlement of the Special PBS RSUs, the level of attainment of the Performance Goals and the number of Earned Special PBS RSUs (if any) will be determined and certified by the Committee in the manner set forth on Exhibit A. If a Change in Control occurs prior to the end of the Performance Cycle, the Performance Cycle will end on the Accelerated End Date set forth on Exhibit A and the level of attainment of the Performance Goals and the number of Earned Special PBS RSUs (if any) will be determined and certified by the Committee in the manner set forth on Exhibit A. Any such Earned Special PBS RSUs will vest and be settled in accordance with Section 2(b) of this Agreement.
7.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Executive's participation in the Plan, on the Special PBS RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable

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for legal or administrative reasons, and to require the Executive to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
IN WITNESS WHEREOF, the Company has executed this Agreement as of the day first written above.
CARNIVAL CORPORATION

By:  /s/ Jerry Montgomery
    Jerry Montgomery
    Chief Human Resources Officer

Exhibit A
Performance Goal Vesting Matrix

[PERFORMANCE CRITERIA]
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